UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 8, 2013

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4695 MacArthur Court, Suite 1100

Newport Beach, California 92660

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 798-6201

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On or about March 27, 2013, Anthony W. Thompson, the current Co-Chief Executive Officer and Chairman of the Board of TNP Strategic Retail Trust, Inc. (the “Company”), issued a letter to the Company’s stockholders regarding certain activities of the Company during the first quarter of 2013 (the “Thompson Letter”). On April 8, 2013, the Company issued a letter to the Company’s stockholders (the “Company Letter”) in order to (1) provide an update on the status of the Company’s efforts to terminate the Company’s present advisor, TNP Strategic Retail Advisor, LLC, and transition to a new advisor and to appoint a new Chief Executive Officer and Chairman of the Board and (2) correct certain inaccuracies and omissions contained in the Thompson Letter.

The full text of the Company Letter, which includes as an exhibit a copy of the full text of the Thompson Letter, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	TNP Strategic Retail Trust, Inc. letter to stockholders, dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: April 8, 2013	By:	/s/ Dee R. Balch
Dee R. Balch
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	TNP Strategic Retail Trust, Inc. letter to stockholders, dated April 8, 2013